                                       EXHIBIT 11
                  FORT WAYNE NATIONAL CORPORATION AND
SUBSIDIARIES
                       STATEMENT RE COMPUTATION OF EARNINGS PER
SHARE
                                      (Unaudited)
                                        Three Months Ended March
31
                                           1996           1995
                                        __________    __________
                                          (In thousands, except
                                              per share data)
PRIMARY
Average shares outstanding                  11,442        11,498
Net effect of dilutive stock options
  -- based on the treasury stock method
  using average market price                    66            20
                                        __________    __________
TOTAL                                       11,508        11,518
                                        ==========    ==========
Net income                              $    6,891    $    6,221
                                        ==========    ==========
Earnings per share                      $      .60    $      .54
                                        ==========    ==========

FULLY DILUTED
Average shares outstanding                  11,442        11,498
Net effect of dilutive stock options
  -- based on the treasury stock method
  using the higher of the end of the
  period market price or average
  market price                                   66            20
                                         __________    __________
                                  TOTAL      11,508        11,518
                                         ==========    ==========
Net income                               $    6,891    $    6,221
                                         ==========    ==========
Earnings per share                       $      .60    $      .54
                                         ==========    ==========

Note - Average shares outstanding were used for earnings per share amounts included in the Company's financial statements since the dilutive effect of stock options granted were less than 3%.

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